Exhibit 23.3

Consent of Internal Qualified Reserves Evaluator

I, Richard Leslie, hereby consent to the incorporation by reference in the Annual Report on Form 40-F of Husky Energy Inc. for the year ended December 31, 2016, which is being filed with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, of my Report on Reserves Data dated January 31, 2017 (the “Report”), included in the 2016 Annual Information Form of Husky Energy Inc. (the “AIF”), and to the references to my name in the AIF. I also hereby consent to the incorporation by reference of the Report in the Company’s registration statements on Form S-8 (File No. 333-187135) and Form F-10 (File No. 333-208443) filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. I have signed this Consent in my capacity as an employee of Husky Energy Inc. and not in my personal capacity.

By:	/s/ Richard Leslie, P.Eng
Richard Leslie, P. Eng
Manager, Reserves
Internal Qualified Reserves Evaluator

Calgary, Alberta, Canada February 24, 2017